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                                                                 Exhibit 10.16


                              CONSULTING AGREEMENT

         This Agreement is made and entered into this 30th day of July, 1999, between WINSTON FURNITURE COMPANY OF ALABAMA, INC., an Alabama corporation (the "PURCHASER"), and LEO MARTIN (the "CONSULTANT").

                            PRELIMINARY STATEMENTS:

         A. This Agreement is being entered into in connection with the Stock Purchase Agreement, dated as of November 23, 1998, as amended (the "PURCHASE AGREEMENT"), whereby the Purchaser is purchasing all of the capital stock of MIAMI METAL PRODUCTS, INC., d/b/a POMPEII FURNITURE INDUSTRIES, a Florida corporation (the "COMPANY") and Industrial Mueblera Pompeii de Mexico, S.A. de C.V., a Mexican corporation ("IMP"). Capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in the Purchase Agreement.

         B. The Consultant serves as Chairman of the Board of Directors of the Company.

         C. The Consultant possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel.

         D. The Purchaser recognizes that the Consultant has contributed to the growth and success of the Company and desires to assure the Company of the Consultant's continued availability as a consultant to the Company following the consummation of the transactions contemplated by the Purchase Agreement and to compensate him therefor.

         E. The Consultant is willing to make his services available to the Company on the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

1.  INTERPRETATION OF THIS AGREEMENT.

         (a) Terms Defined. As used herein, the following terms when used in this Agreement have the meanings set forth below:

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

         "Company" has the meaning given to it in the preface above.

         "Company Information" means Confidential Information and Trade Secrets.


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         "Confidential Information" means confidential data and confidential information relating to the business of the Parent, the Purchaser, and their respective Subsidiaries and Affiliates (including the Company and IMP) (which does not rise to the status of a Trade Secret under applicable law) which is or has been disclosed to the Consultant or of which the Consultant became aware as a consequence of or through his prior employment with the Company or his engagement hereunder, which is not generally known to the competitors of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) and which (a) derives economic value, actual or potential to the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP), from not being known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Confidential Information does not include any data or information that (i) has been voluntarily disclosed to the general public by the Parent, the Purchaser and their respective Subsidiaries or Affiliates (including the Company or IMP),
(ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

         "Consultant" shall have the meaning given to it in the first sentence of this Agreement.

         "IMP" has the meaning given to it in the preface above.

         "Management of the Company" means the Chief Executive Officer and the President of the Company.

         "Parent" means WinsLoew Furniture, Inc., a Florida corporation.

         "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity (or any department, agency or political subdivision thereof).

         "Purchaser" has the meaning given to it in the first sentence of this Agreement.

         "Purchase Agreement" has the meaning given to it in the preface above.

         "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns, directly or indirectly, a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

         "Trade Secrets" means information of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP), including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.




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         (b) Interpretation. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, as the same from time to time may be amended or supplemented and not any particular section, paragraph, subparagraph or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in masculine, feminine or neuter gender shall include the masculine, feminine and the neuter.

         2. ENGAGEMENT OF CONSULTANT. Effective as of the date hereof, the Purchaser hereby retains the Consultant to provide advisory and consulting services to the Company as required by the Management of the Company, and the Consultant hereby agrees to provide such services on the terms and conditions set forth herein; provided, however, the Consultant shall not be required to devote his full time and business efforts to the performance of services hereunder.

         3. TERM. The term of this Agreement and the Consultant's engagement hereunder shall be for a period commencing on the date hereof and terminating on the one year anniversary hereof.

         4. COMPENSATION. During the term of this Agreement, the Consultant shall receive compensation at the rate of $50,000 per annum for the services to be rendered by him hereunder, payable in monthly installments.

         5.  EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

         5.1 REIMBURSABLE EXPENSES. During the term of the Consultant's engagement hereunder, the Purchaser will cause the Company, upon the submission of proper substantiation by the Consultant, to reimburse the Consultant for all reasonable expenses actually and necessarily paid or incurred by the Consultant at the direction of the Management of the Company in the course of and pursuant to the performance of his duties hereunder.

         5.2 WORKING FACILITIES. The Purchaser will cause the Company to furnish the Consultant with an office (which will not be the same office as Consultant had prior to the consummation of the transactions contemplated by the Purchase Agreement).

         6. INDEPENDENT CONTRACTOR. For all purposes of this Agreement and the transactions contemplated hereby, the Consultant is and shall be deemed to be an independent contractor and the Consultant shall not have the right, without the prior written consent of the Purchaser, to enter into any agreement on behalf of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) or to do any other act which may subject the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) to liability or obligate the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) in any manner whatsoever. The Consultant shall be expressly prohibited from doing any acts or making any statements which do or may create




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the impression or inference that the Consultant is an agent of the Parent, the
Purchaser or their respective Subsidiaries and Affiliates (including the Company or IMP). Nothing in this Agreement shall be deemed or construed (i) to create a partnership or joint venture between the Consultant and any of the Parent, the Purchaser or their respective Subsidiaries and Affiliates (including the Company or IMP), (ii) to cause the Consultant to be responsible in any way for the debts, liabilities or obligations of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP), or (iii) to constitute the Consultant as an employee, officer or agent of any of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP).

         7.  CERTAIN COVENANTS.

         7.1 Nondisclosure. While engaged by the Purchaser and during the periods described in the second to last sentence of this ss.7.1 the Consultant
(a) will receive and hold all Company Information in trust and in strictest confidence, (b) will protect the Company Information from disclosure and will in no event knowingly take any action causing, or knowingly fail to take any action necessary to prevent, any Company Information to lose its character as Company Information, and (c) except as required by or reasonably related to the Consultant's duties in the course of his engagement by the Purchaser hereunder, will not, directly or indirectly, use, disseminate or otherwise disclose any Company Information to any third party without the prior written consent of the Purchaser, which may be withheld in the Purchaser's absolute discretion. The provisions of this ss.7.1 shall survive the termination of the Consultant's engagement (i) for a period of five years with respect to Confidential Information, and (ii) with respect to Trade Secrets, for so long as any such information qualifies as a Trade Secret under applicable law. In the event of any inconsistency between the provisions of this ss.7.1 and the provisions of ss.6(g) of the Purchase Agreement, the provisions of this Agreement shall be controlling.

         7.2 Books and Records. All books, records, reports, writings, notes, notebooks, computer programs, sketches, drawings, blueprints, prototypes, formulas, photographs, negatives, models, equipment, chemicals, reproductions, proposals, flow sheets, supply contracts, customer lists and other documents and/or things relating in any manner to the business of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) (including but not limited to any of the same embodying or relating to any Company Information), whether prepared by the Consultant or otherwise coming into the Consultant's possession, shall be the exclusive property of the respective Person and shall not be copied, duplicated, replicated, transformed, modified or removed from the premises of the Person except pursuant to the business of the Person and shall be returned immediately to the Person on termination of the Consultant's engagement hereunder or on the Purchaser's or the Company's written request at any time.



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         7.3 Inventions and Patents. The Consultant agrees that all inventions, innovations or improvements in the method of conducting the business of the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP) (including new contributions, improvements, ideas and discoveries, whether patentable or not) conceived or made by him during his engagement by the Purchaser hereunder belong to the Purchaser. The Consultant will promptly disclose such inventions, innovations or improvements to the Management of the Company and will, at the Company's expense, perform all actions reasonably requested by the Management of the Company to establish and confirm such ownership.

         8. INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Consultant of any of the covenants contained in ss.7 of this Agreement will cause irreparable harm and damage to the Parent, the Purchaser and their respective Subsidiaries and Affiliates (including the Company and IMP), the monetary amount of which may be virtually impossible to ascertain. As a result, the Consultant recognizes and hereby acknowledges that the Purchaser shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in ss.7 of this Agreement by the Consultant or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Purchaser may possess.

         9. NOTICES. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         To the Company:

                  Bobby Tesney
                  WinsLoew Furniture, Inc.
                  160 Village Street
                  Birmingham, Alabama 35242
                  Facsimile: (205) 408-7028

         To Consultant:

                  Leo Martin
                  Bristol Towers Apartments
                  2127 Brickell Avenue, Apt.  3602
                  Miami, Florida 33129
                  Facsimile: (305) 858-8252




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         With a copy to (which shall not constitute notice to the Executive):

                  Stephen H. Cypen, Esq.
                  Cypen & Cypen
                  P.O. Box 402099
                  825 Arthur Godfrey Road
                  Miami Beach, Florida 33140-0099
                  Facsimile: (305) 535-0050

Either party hereto may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Either party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         10. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         11. COMPLETE AGREEMENT. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

         12. COUNTERPARTS. This Agreement may be executed on separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement. Any telecopied signature shall be deemed a manually executed and delivered original.

         13. SUCCESSORS AND ASSIGNS. This Agreement is intended to bind and inure to the benefit of and be enforceable by the Consultant and the Purchaser and their respective successors and assigns (and, in the case of the Consultant, heirs and personal representatives), except that the Consultant may not assign any of his rights or delegate any of his obligations hereunder.

         14. DAMAGES. Nothing contained herein shall be construed to prevent any party hereto from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto brings suit for the collection of any damages resulting from, or for the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs, fees (including reasonable trial and appellate attorneys' fees) and expenses of the other party.




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         15. CHOICE OF LAW. This Agreement shall be governed and construed in accordance with the laws of the State of Florida without regard to conflicts of laws principles thereof and all questions concerning the validity and construction hereof shall be determined in accordance with the laws of said state. Each party hereby irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the County of Miami-Dade, State of Florida in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees, on behalf of himself or itself and on behalf of such party's successor's and assigns, that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection such person may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum. The parties further agree that the service of any process or summons required by any such court upon a party's counsel in accordance with the provisions of Section 8 hereof shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

         16. WAIVER OF JURY TRIAL. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT, THE RELATED DOCUMENTS OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

         17. AMENDMENTS AND WAIVERS. No provision of this Agreement may be amended or waived without the prior written consent of the parties hereto.

         18. BUSINESS DAYS. Whenever the terms of this Agreement call for the performance of a specific act on a specified date, which date falls on a Saturday, Sunday or legal holiday, the date for the performance of such act shall be postponed to the next succeeding regular business day following such Saturday, Sunday or legal holiday.

         19. NO THIRD PARTY BENEFICIARY. Except for the parties to this Agreement and their respective successors and assigns, nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any person other than the parties hereto and their respective successors and assigns any rights or remedies under or by reason of this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.



                                    WINSTON FURNITURE COMPANY OF ALABAMA, INC.



                                    By: /s/ Stephen C. Hess
                                        ---------------------------------------
                                        Stephen C. Hess, President



                                    /s/ Leo Martin
                                    -------------------------------------------
                                    LEO MARTIN




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